Exhibit 99.1

FOR IMMEDIATE RELEASE

RCS Capital Corporation Completes Acquisition of VSR Group, Inc.

Acquisition Continues Expansion of Retail Advice Platform Focused on Advisor Growth

NEW YORK, NEW YORK, March 12, 2015 – RCS Capital Corporation (“RCS Capital”) (NYSE: RCAP), announced today that on March 11, 2015, it closed its previously announced acquisition of VSR Group, Inc. and its wholly-owned subsidiary, VSR Financial Services, Inc. (collectively, “VSR”).

VSR, a family owned broker-dealer for 30 years based in Overland Park, Kansas, is a respected regional firm and a pioneer in the independent broker-dealer industry. The firm was founded in 1985 by Donald J. Beary and J. Michael Stanfield. VSR adds $12.3 billion of assets under administration and 264 independent financial advisors to the Cetera Financial Group platform. The firm has a strong history of advisor tenure, averaging 11 years, giving the firm experienced financial advisors with strong retention levels of 98%. VSR’s revenue stream is comprised of approximately 45% advisory fee income and 55% commission-based fees, with over 60% recurring revenues.

“We welcome VSR to RCS Capital and the Cetera Financial Group family of independent broker-dealers,” said Michael Weil, RCS Capital’s Chief Executive Officer. “The addition of VSR once again demonstrates our commitment to our Retail Advice channel and continues our investment in the leading network of independent financial advisors. RCS Capital continues to see consolidation opportunities in the industry as firms view scale and enhanced technology as important benefits to broaden their service offering to financial advisors and their clients while continuing to preserve their longstanding culture. We view opportunistic acquisitions as an important source of growth as we work to expand our margins and capitalize on attractive opportunities we see in the industry.”

“We believe VSR is positioned to contribute value to our network of firms, and we are excited to begin our partnership with VSR’s leadership team to bring industry-leading platforms and tools to their financial advisors,” commented Lawrence “Larry” Roth, Chief Executive Officer of Cetera Financial Group. “The firm adds a strong family culture which complements the individual cultures of the existing Cetera Financial Group firms. VSR has an established presence, predominantly in the midwest, and we look forward to working with their advisors to bring customized financial solutions to the growing number of Americans looking for independent financial advice.”

J. Michael Stanfield, Chief Executive Officer of VSR, added, “We are very pleased to join RCS Capital’s family of independent broker-dealers to form a partnership that will enable us to provide a higher level of service and support to our valued financial advisors and their clients.”

VSR joins the nine independent broker-dealer firms that comprise Cetera Financial Group, RCS Capital’s independent retail advice platform, which includes Cetera Advisors, Cetera Advisor Networks, Cetera Financial Institutions, Cetera Financial Specialists, First Allied Securities, The Legend Group, Investors Capital Corporation, J.P. Turner & Company, and Summit Brokerage Services.

About RCS Capital

RCS Capital Corporation (NYSE: RCAP) is a full-service investment firm expressly focused on the individual retail investor. With operating subsidiaries including retail advice services, wholesale distribution, investment banking, capital markets, investment research, investment management and crowdfunding, RCS Capital's business is designed to capitalize, support, grow and maximize value for the investment programs it distributes and the independent advisors and clients it serves. Additional information about RCS Capital can be found on its website at www.rcscapital.com. RCS Capital may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Important Notice

The statements in this press release include statements regarding the intent, belief or current expectations of RCS Capital and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," "look forward" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including RCS Capital’s ability to integrate businesses it has acquired in recent and pending acquisitions with its previously existing businesses. Additional factors that may affect future results are contained in RCS Capital's filings with the SEC, which are available at the SEC's website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and RCS Capital undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Media Inquiries: Investor Inquiries:

Jonathan Keehner Mahmoud Siddig Joele Frank, Wilkinson Brimmer Katcher jKeehner@joelefrank.com msiddig@joelefrank.com (212) 355-4449	Andrew G. Backman Managing Director Investor Relations and Public Relations RCS Capital Corporation ABackman@rcscapital.com (917) 475-2135	Brian D. Jones Chief Financial Officer RCS Capital Corporation BJones@rcscapital.com (646) 937-6903